UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2023

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2023, the Board of Directors (the “Board”) of The Greenbrier Companies, Inc. (the “Company”) approved and adopted amendments to the Amended and Restated Bylaws of the Company (as so amended, the “Bylaws”).

The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees, unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements. Further, any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.

The amendments also revise the advance notice disclosure requirements contained in the Bylaws to require the shareholder proposing business or nominating directors to provide additional information about the shareholder’s ownership of securities in the Company and relationships and interests in material agreements with or involving the Company, as well as material litigation, and permit the Board to request that such shareholder, or such proposed candidate for nomination as a director, if applicable, furnish additional information that is reasonably requested by the Board. Further, the By-laws prohibit a shareholder from nominating a greater number of director candidates than are subject to election by shareholder at the applicable meeting. Additionally, the Bylaws require candidates for the Board, whether nominated by a shareholder or the Board, to provide additional background information and representations regarding such candidate’s intent to serve the entire term, voting or compensation arrangements, compliance with the Company’s policies and guidelines, and intention to deliver an irrevocable resignation, as well as such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Company’s next meeting of shareholder at which directors are to be elected. The Bylaws also require a candidate for nomination as a director to update and supplement all required information as necessary, so that the information shall be true and correct. The Bylaws also require updates and supplements for all required information as necessary, so that the information shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof.

In addition, the amendments clarify the deadline in the Bylaws for advance notice of director nominations for an annual meeting of shareholders, if the date of such annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the immediately preceding year’s annual meeting, to no later than 120 days prior to such annual meeting, or, if later, the tenth day following public announcement of the annual meeting. The amendments also revise the deadline in the Bylaws for advance notice of director nominations for a special meeting of shareholders where directors will be elected to no later than 90 days prior to such special meeting, or, if later, the tenth day following public announcement of the special meeting. Further, the amendments prohibit shareholders from submitting more nominees than the number of directors up for election at the applicable meeting.

The amendments also include certain technical, conforming, modernizing or clarifying changes to the Bylaws

The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2023, the Company issued a press releasing announcing a cash dividend of $0.27 per share. The dividend will be paid on May 16, 2023, to all holders of record of the Company’s common stock as of the close of business on April 25, 2023. A copy of the press release announcing the dividend is attached as Exhibit 99.1 to this Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits .

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Greenbrier Companies, Inc.

99.1	Press Release dated April 4, 2023 of The Greenbrier Companies, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: April 4, 2023	By:	/s/ Martin R. Baker
Senior Vice President, Chief Legal and Compliance Officer